Exhibit 4.22

AMENDMENT NO. 3

TO

ADOPTION AGREEMENT #001

RELATING TO

RETIREMENT SAVINGS TRUST AND PLAN

A PROTOTYPE PLAN SPONSORED BY

CALFEE, HALTER & GRISWOLD LLP

NORTH COAST ENERGY, INC. EMPLOYEES’

PROFIT SHARING TRUST AND PLAN

Restatement Date:  January 1, 2003

WITNESSETH:

WHEREAS, the Company amended and restated the North Coast Energy, Inc. Employees’ Profit Sharing Trust and Plan (hereinafter called the “Plan”), effective January 1, 2003, by completing and executing an Adoption Agreement (hereinafter called the “Adoption Agreement”) to the Calfee, Halter & Griswold Regional Prototype Plan; and

WHEREAS, the Company reserved the right to amend the Adoption Agreement and the Trust and Plan pursuant to Section 28.1 thereof; and

WHEREAS, the Company desires to amend the Plan in order to eliminate the qualified joint and survivor distribution option, and to make certain other desirable changes;

NOW, THEREFORE, pursuant to Section 28.1 of the Plan, the Company hereby amends the Plan, effective as of November 1, 2003, as follows:

1.             Sections (36) and (37) of Adoption Agreement #001 is hereby amended by the deletion of said Sections and the substitution in lieu thereof of new Sections (36) and (37) to read as follows:

“(36)       Forms of Benefit. Distributions upon Termination of Employment, retirement, Disability and death will be made in accordance with: (select one)

☒            Article 18 of the Trust and Plan (Non-Annuity Forms)

☐            Article 18A of the Trust and Plan (Normal Form - Annuity)

☐            Article 18A of the Trust and Plan (Normal Form - Lump Sum unless Annuity Form elected)

(1)                                  Non-Annuity Forms of Benefit. Distributions made in accordance with Article 18 or 18A of the Trust and Plan in a non-annuity form will be permitted in the following form(s):  (select all that apply)

☒            lump sum form

☐            installment payments over a period of years (not to exceed the life expectancy of the Participant)

☐            installment payments over the maximum permissible years under Code Section 401(a)(9)

☐            not applicable (annuity forms of benefit apply)

(2)                                  Annuity Forms of Benefit. Distributions made in accordance with Article 18A of the Trust and Plan in an annuity form will be permitted in the following form(s):  (select all that apply)

☐            life annuity form

☐            spouse’s annuity form

☐            joint and survivor form

☐            life-period certain form over      year period

☐            full cash refund life annuity form

☐            lump sum form

☐            installment payments over a period of years not to exceed:

☐                    years

☐            the maximum distribution period permissible under Code Section 401(a)(9)

☐            not applicable (non-annuity forms of benefit apply)

(3)                                  Timing of Installment Payments. Installment payments, if permitted pursuant to (a) or (b) above, will be made on the following basis:  (select all that apply)

☐            monthly

☐            quarterly

☐            semi-annually

☐            annually

(37)         Elimination of Forms of Benefit. No Participant, Beneficiary or Alternate Payee whose Annuity Starting Date is on or after November 1, 2003 (1) shall be eligible to receive a distribution from the Trust and Plan in the form of a lump sum.”

IN WITNESS WHEREOF, the Company, by its duly authorized representative, hereby executes this Amendment No. 3 this 25th day of July, 2003.

(1) May not be earlier than the earlier of (a) the 90th day after the date the Participant, Beneficiary or Alternate Payee has been furnished a Summary Plan Description or a Summary of Material Modifications which reflects the amendment to eliminate a form of benefit, and (b) the first day of the second Plan Year following the Plan Year in which this Adoption Agreement or amendment to the Adoption Agreement to remove a form of distribution is adopted.

NORTH COAST ENERGY, INC.

(“Company”)

By:	/s/ Dean A. Swift

Title:	General Counsel & Secretary